Exhibit 99.1

BlueLinx Announces Fourth Quarter and Full Year 2023 Results

ATLANTA, February 20, 2024 – BlueLinx Holdings Inc. (NYSE: BXC), a leading U.S. wholesale distributor of building products, today reported financial results for the three months and twelve months ended December 30, 2023.

FOURTH QUARTER 2023 HIGHLIGHTS
(all comparisons are versus the prior year period unless otherwise noted)

•Net sales of $713 million
•Gross profit of $118 million, gross margin of 16.6% and specialty gross margin of 19.4%
•Net loss of $18 million, or $2.08 earnings per share, primarily due to the exit of a defined benefit pension plan resulting in a one-time $30.4 million charge ($6.9 million cash) plus related income taxes
•Adjusted net income of $26 million, or $2.94 adjusted diluted earnings per share
•Adjusted EBITDA of $36 million, or 5.1% of net sales
•Operating cash generated of $76 million and free cash flow of $67 million
•Completion of $12 million in share repurchases under our share repurchase programs

FULL YEAR 2023 HIGHLIGHTS
(all comparisons are versus the prior year period unless otherwise noted)

•Net sales of $3.1 billion
•Gross profit of $527 million, gross margin of 16.8%, and specialty gross margin of 19.3%
•Net income of $49 million, or $5.39 diluted earnings per share
•Adjusted net income of $103 million, or $11.41 adjusted diluted earnings per share
•Adjusted EBITDA of $183 million, or 5.8% of net sales
•Operating cash generated of $306 million and free cash flow of $279 million
•Available liquidity of $868 million, including $522 million cash/cash equivalents on hand
•Net debt of $64 million and net leverage ratio of 0.3x
•Completion of $42 million in share repurchases, or 6% of our shares outstanding

“Our fourth quarter and full year 2023 were highlighted by strong margin performance and significant free cash flow, clearly demonstrating our ability to generate solid results and manage our working capital effectively, despite the macroeconomic and housing market uncertainties the industry continues to experience,” said Shyam Reddy, President, and CEO of BlueLinx. “Specialty products continued its strong margin performance and accounted for 70% of net sales and 80% of gross profit for the year. Structural products also performed well and continue to complement our specialty products business. With strong liquidity and minimal net debt, we are well-positioned to execute on our long-term sales growth strategy and to return capital to shareholders.”

“We were pleased with our fourth quarter specialty gross margins of 19.4% which were higher than our expected 18% to 19% range, as well as our structural gross margins which were 10.6%, and above our 9% to 10% expectation,” said Andy Wamser, Chief Financial Officer of BlueLinx. “During the fourth quarter, we returned $12 million to shareholders, bringing the total to $42 million in share repurchases under our share repurchase programs for the year, or 6% of our shares outstanding.”

FOURTH QUARTER 2023 FINANCIAL PERFORMANCE

In the fourth quarter of 2023, net sales were $713 million, a decrease of $135.2 million, or 16.0% when compared to the fourth quarter of 2022. Gross profit was $118 million, a decrease of $33 million, or 21.6%, year-over-year, and gross margin was 16.6%, down 120 basis points from the prior year period.

Net sales of specialty products, which includes products such as engineered wood, siding, millwork, outdoor living, specialty lumber and panels, and industrial products, decreased $105.0 million, or 17.7%, to $487 million. This decline was primarily due to price deflation across several product categories occurring during normalizing market conditions. Gross profit from specialty product sales was $94.5 million, a decrease of $30.1 million, or 24.2%, compared to the fourth quarter last year. Gross margin was 19.4% compared to 21.1% in the prior year period.

Net sales of structural products, which includes products such as lumber, plywood, oriented strand board, rebar, and remesh, decreased $30.3 million, or 11.8%, to $226.0 million in the fourth quarter and gross profit from sales of structural products decreased $2.6 million from $26.6 million in the prior year period. The decreases in structural sales and gross profit were due primarily to price deflation in the average composite price of framing lumber of 15%, partially offset by slightly higher volumes. Gross margin on structural product sales was 10.6% in the fourth quarter, up slightly from 10.4% in the prior year period, in part due to our continued focus on pricing discipline and inventory management.

Selling, general and administrative (“SG&A”) expenses were $84.5 million in the fourth quarter, a decrease of $7.5 million from $92.0 million for the fourth quarter of 2022. The year-over-year decrease in the dollar amount of SG&A was due primarily to decreases in variable compensation and delivery expenses.

Net loss for the current quarter was $18.1 million, or $2.08 per share, versus net income of $32.0 million, or $3.50 per diluted share, in the prior year period. The 2023 period reflects a one-time charge of $30.4 million related to the settlement of our defined benefit pension plan. We have been relieved of all responsibility for our defined benefit pension plan through the purchase of an annuity with a highly rated insurance company that will make all future benefit payments and assume all risks. Some of our union employees continue to participate in multi-employer pension plans, and those plans were not impacted. Adjusted Net Income was $25.8 million, or $2.94 per diluted share. As a result of lower shares outstanding due to the Company’s share repurchases in 2022 and 2023, adjusted earnings of $2.94 per diluted share included a $0.38 per share benefit (a non-GAAP measure).

Adjusted EBITDA was $36.5 million, or 5.1% of net sales, compared to $63.1 million, or 7.4% of net sales in the prior period.

Net cash generated from operating activities was $75.9 million in the fourth quarter of 2023 compared to $154.3 million in the prior year period. The decrease in cash generated from operating activities was driven by a decrease in net income for the current fiscal year compared to the prior fiscal year and less cash generated from changes in working capital in fiscal 2023, particularly for accounts receivable and inventory. Free cash flow was $67.3 million in the fourth quarter of 2023 compared to $137.5 million in the prior year period. We allocated $8.6 million to cash capital investments related to both distribution facilities and our fleet during the quarter.

FULL YEAR 2023 FINANCIAL PERFORMANCE

For the twelve months ended December 30, 2023, net sales were $3.1 billion, a decrease of $1.3 billion, or 29.5% year-over-year. Gross profit was $527.0 million, a decrease of $306.0 million, or 36.7% year-over-year, and gross margin was 16.8%, down 190 basis points. The decreases in sales and gross profit reflect declines of 23.9% and 39.7% in specialty product net sales and structural product net sales, respectively.

Net sales of specialty products decreased $687.4 million, or 23.9% to $2.2 billion in the twelve months ended December 30, 2023. This decrease was primarily driven by price deflation combined with lower sales volume across all product categories occurring during normalizing market conditions. Gross profit from specialty product sales was $420.8 million in the current year, a decrease of $219.6 million, or 34.3%, year-over-year and gross margin in the current year was 19.3% compared to 22.3% in the prior year. The decrease in specialty products’ gross margin percentage over the prior fiscal year was also attributable to the year-over-year price deflation and volume normalization.

Net sales of structural products decreased $626.4 million, or 39.7%, to $952.1 million in the twelve months ended December 30, 2023, and gross profit from sales of structural products decreased $86.4 million to $106.2 million. The decreases in structural products net sales and gross profit were due primarily to price deflation in the wood-based commodity markets represented by the declines in the average composite price of framing lumber and structural panels, which were down 47% and

32%, respectively, in addition to lower volumes. Gross margin on structural product sales was 11.2% compared to 12.2% for the prior year.

SG&A expenses were $355.8 million during fiscal year 2023, down $10.5 million, or 2.9%, compared to the prior year period. The year-over-year decrease in SG&A expenses was due primarily to decreases in variable compensation and delivery expenses, partially offset by $5.9 million of full-year incremental operating expenses related to our Vandermeer acquisition.

Net income was $48.5 million, or $5.39 per diluted share, versus $296.2 million, or $31.51 per diluted share in the prior year. The 2023 period reflects the aforementioned one-time charge of $30.4 million related to the settlement of our legacy defined benefit pension plan. Adjusted net income was $102.6 million and adjusted earnings diluted per share was $11.41 in the current year. As a result of lower shares outstanding due to the Company’s share repurchases in 2022 and 2023, earnings of $5.39 per diluted share included a $0.54 per share benefit (a non-GAAP Measure) and adjusted earnings of $11.41 per diluted share included a $1.15 per share benefit (a non-GAAP measure).

Adjusted EBITDA was $182.8 million, or 5.8% of net sales, compared to $477.7 million, or 10.7% of net sales in 2022.

Net cash generated from operating activities was $306.3 million for fiscal year 2023 compared to $400.3 million in fiscal year 2022. This decrease in cash provided by operating activities during fiscal 2023 was primarily a result of a decrease in net income for the current fiscal year compared to the prior fiscal year, partially offset by higher cash generated from changes in working capital in fiscal 2023, particularly for inventory.

CAPITAL ALLOCATION AND FINANCIAL POSITION

During the full year 2023, we invested $27.5 million to improve our distribution facilities and upgrade our fleet, compared to $35.9 million in 2022. In 2023 and 2022, we used $42.1 million and $66.4 million, respectively, to buy back and retire approximately 1.4 million shares of our common stock, which equates to approximately 14% of the number of our common shares that were outstanding at the beginning of fiscal 2022. Currently, we have $91.4 million remaining under our $100 million share repurchase authorization that was approved by our Board of Directors in October 2023. We plan to continue being opportunistic in the market when repurchasing shares.

As of December 30, 2023, total debt outstanding was $585 million, including $300 million of senior secured notes that mature in 2029 and $285 million of finance leases. Available liquidity was $868 million which included an undrawn revolving credit facility that had $347 million of availability plus cash and cash equivalents of $522 million. Net debt was $64 million, resulting in a net leverage ratio of 0.3x on trailing twelve-month adjusted EBITDA of $183 million. Per the terms of our credit agreement, which does not include real property financing leases, our net leverage ratio was (1.0x).

FIRST QUARTER 2024 UPDATE

Through the first seven weeks of the first quarter of 2024, specialty product gross margin was in the range of 18% to 19%, and structural product gross margin was in the range of 10% to 11%. Daily sales volumes for specialty and structural were down approximately 10% versus the prior year partially reflecting severe weather conditions in January.

CONFERENCE CALL INFORMATION

BlueLinx will host a conference call on February 21, 2024, at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the BlueLinx website at https://investors.bluelinxco.com, and a replay of the webcast will be available at the same site shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live: 1-888-660-6392
Passcode: 9140086

To listen to a replay of the teleconference, which will be available through March 6, 2024:

Domestic Replay: 1-800-770-2030
Passcode: 9140086

ABOUT BLUELINX

BlueLinx (NYSE: BXC) is a leading U.S. wholesale distributor of residential and commercial building products with both branded and private-label SKUs across product categories such as lumber, panels, engineered wood, siding, millwork, and industrial products. With a strong market position, broad geographic coverage footprint servicing 50 states, and the strength of a locally focused sales force, we distribute a comprehensive range of products to our customers which include national home centers, pro dealers, cooperatives, specialty distributors, regional and local dealers and industrial manufacturers. BlueLinx provides a wide range of value-added services and solutions to our customers and suppliers, and we operate our business through a broad network of distribution centers. To learn more about BlueLinx, please visit www.bluelinxco.com.

CONTACT

Tom Morabito
Investor Relations Officer
(470) 394-0099
investor@bluelinxco.com

NON-GAAP MEASURES

The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. The Company further cautions that its non-GAAP measures, as used herein, are not necessarily comparable to other similarly titled measures of other companies due to differences in methods of calculation.

Adjusted EBITDA and Adjusted EBITDA Margin. BlueLinx defines Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items.

The Company presents Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance. Management believes this metric helps to enhance investors’ overall understanding of the financial performance and cash flows of the business. Management also believes Adjusted EBITDA is helpful in highlighting operating trends. Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results.

We determine our Adjusted EBITDA Margin, which we sometimes refer to as our Adjusted EBITDA as a percentage of net sales, by dividing our Adjusted EBITDA for the applicable period by our net sales for the applicable period. We believe that this ratio is useful to investors because it more clearly defines the quality of earnings and operational efficiency of translating sales to profitability.

Our Adjusted EBITDA and Adjusted EBITDA Margin are not presentations made in accordance with GAAP and are not intended to present superior measures of our financial condition from those measures determined under GAAP. Adjusted EBITDA and Adjusted EBITDA Margin, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. These non-GAAP measures are reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Adjusted Net Income and Adjusted Earnings Per Share. BlueLinx defines Adjusted Net Income as Net Income adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items, further adjusted for the tax impacts of such reconciling items. BlueLinx defines Adjusted Earnings Per Share (basic and/or diluted) as the Adjusted Net Income for the period divided by the weighted average outstanding shares (basic and/or diluted) for the periods presented.

We believe that Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are useful to investors to enhance investors’ overall understanding of the financial performance of the business. Management also believes Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are helpful in highlighting operating trends.

Our Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are not presentations made in accordance with GAAP and are not intended to present superior measures of our financial condition from those measures determined under GAAP. Adjusted Net Income and Adjusted Earnings Per Share (basic or diluted), as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. These non-GAAP measures are reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Free Cash Flow. BlueLinx defines free cash flow as net cash provided by operating activities less total capital expenditures. Free cash flow is a measure used by management to assess our financial performance, and we believe it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures that can be used for, among other things, investment in our business, strengthening our balance sheet, and repayment of our debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow is not a presentation made in accordance with GAAP and is not intended to present a superior measure of financial condition from those determined under GAAP. Free cash flow, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. This non-GAAP measure is reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities. BlueLinx calculates Net Debt as its total short- and long-term debt, including outstanding balances under our term loan and revolving credit facility and the total amount of its obligations under finance leases, less cash and cash equivalents. Net Debt Excluding Real Property Finance Lease Liabilities is calculated in the same manner as Net Debt, except the total amount of obligations under real estate finance leases are excluded. Although our credit agreements do not contain leverage covenants, a net leverage ratio excluding finance lease obligations is included within the terms of our revolving credit agreement. We believe that Net Debt and Net Debt Excluding Real Property Finance Lease Liabilities are useful to investors because our management reviews both metrics as part of its management of overall liquidity, financial flexibility, capital structure and leverage, and creditors and credit analysts monitor our net debt as part of their assessments of our business. We determine our Overall Net Leverage Ratio by dividing our Net Debt by Twelve-Month Trailing Adjusted EBITDA. Our calculation of Net Leverage Ratio Excluding Real Property Finance Lease Liabilities is determined by dividing our Net Debt Excluding Real Property Finance Lease Liabilities by Twelve-Month Trailing Adjusted EBITDA. We believe that these ratios are useful to investors because they are indicators of our ability to meet our future financial obligations. In addition, our Net Leverage Ratio is a measure that is frequently used by investors and creditors. Our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are not made in accordance with GAAP and are not intended to present a superior measure of our financial condition from measures and ratios determined under GAAP. The calculations of our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are presented in the table on page 12. Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “could,” “expect,” “estimate,” “intend,” “may,” “project,” “plan,” “should,” “will,” “will be,” “will likely continue,” “will likely result,” “would,” or words or phrases of similar meaning.

The forward-looking statements in this press release include statements about our confidence in the Company’s long-term growth strategy; our ability to capitalize on supplier-led price increases and our value-added services; our areas of focus and management initiatives; the demand outlook for construction materials and expectations regarding new home construction, repair and remodel activity and continued investment in existing and new homes; our positioning for long-term value creation; our efforts and ability to generate profitable growth; our ability to increase net sales in specialty product categories; our ability to generate profits and cash from sales of specialty products; our multi-year capital allocation plans; our ability to manage volatility in wood-based commodities; our improvement in execution and productivity; our efforts and ability to maintain a disciplined capital structure and capital allocation strategy; our ability to maintain a strong balance sheet; our ability to focus on operating improvement initiatives and commercial excellence; and whether or not the Company will continue any share repurchases.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: pricing and product cost variability; volumes of product sold; competition; changes in the supply and/or demand for products that we distribute; the cyclical nature of the industry in which we operate; housing market conditions; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; potential acquisitions and the integration and completion of such acquisitions; business disruptions; effective inventory management relative to our sales volume or the prices of the products we distribute; information technology security risks and business interruption risks; the ability to attract, train, and retain highly qualified associates and other key personnel while controlling related labor costs; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, wars, or other unexpected events; the impacts of climate change; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; the effects of epidemics, global pandemics or other widespread public health crises and governmental rules and regulations; fluctuations in our operating results; our level of indebtedness and our ability to incur additional debt to fund future needs; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating the business; the potential we may incur more debt; the fact that we have consummated certain sale leaseback transactions with resulting long-term non-cancelable leases, many of which are or will be finance leases; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; inability to raise funds necessary to finance a required repurchase of our senior secured notes; a lowering or withdrawal of debt ratings; changes in our product mix; increases in fuel and other energy prices or availability of third-part freight providers; changes in insurance-related deductible/retention reserves based on actual loss development experience; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; interest rate risk, which could cause our debt service obligations to increase; and changes in, or interpretation of, accounting principles .

Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
	($ amounts in thousands, except per share amounts)
Net sales	$712,529	$847,769	$3,136,381	$4,450,214
Cost of products sold	594,100	696,620	2,609,364	3,617,230
Gross profit	118,429	151,149	527,017	832,984
Gross margin	16.6%	17.8%	16.8%	18.7%
Operating expenses (income):
Selling, general, and administrative	84,541	92,000	355,819	366,305
Depreciation and amortization	8,285	7,661	32,043	27,613
Amortization of deferred gains on real estate	(982)	(983)	(3,934)	(3,934)
Gain from sales of properties, net	—	—	—	(144)
Other operating expenses	(600)	1,326	4,640	4,057
Total operating expenses	91,244	100,004	388,568	393,897
Operating income	27,185	51,145	138,449	439,087
Non-operating expenses, net:
Interest expense, net	4,171	9,280	23,746	42,272
Settlement of frozen defined benefit pension plan	30,440	—	30,440	—
Other expense, net	595	1,138	2,377	2,054
Income before provision for income taxes	(8,021)	40,727	81,886	394,761
Provision for income taxes	10,103	8,741	33,350	98,585
Net (loss) income	$(18,124)	$31,986	$48,536	$296,176

Basic (loss) earnings per share	$(2.08)	$3.53	$5.40	$31.75
Diluted (loss) earnings per share	$(2.08)	$3.50	$5.39	$31.51

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 30, 2023	December 31, 2022
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$521,743	$298,943
Accounts receivable, less allowances of $3,398 and $3,449, respectively	228,410	251,555
Inventories, net	343,638	484,313
Other current assets	26,608	42,121
Total current assets	1,120,399	1,076,932
Property and equipment, at cost	396,321	360,869
Accumulated depreciation	(170,334)	(155,260)
Property and equipment, net	225,987	205,609
Operating lease right-of-use assets	37,227	45,717
Goodwill	55,372	55,372
Intangible assets, net	30,792	34,989
Deferred income tax asset, net	53,256	56,169
Other non-current assets	14,568	15,254
Total assets	$1,537,601	$1,490,042
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$157,931	$151,626
Accrued compensation	14,273	22,556
Taxes payable	9,584	—
Finance lease liabilities - current	11,178	7,089
Operating lease liabilities - current	6,284	7,432
Real estate deferred gains - current	3,935	3,935
Other current liabilities	15,377	18,039
Total current liabilities	218,562	210,677
Non-current liabilities:
Long-term debt, net of debt issuance costs of $3,246 and $4,057, respectively	293,743	292,424
Finance lease liabilities - non-current	274,248	265,986
Operating lease liabilities - non-current	32,519	40,011
Real estate deferred gains - non-current	66,599	70,403
Other non-current liabilities	17,644	20,512
Total liabilities	903,315	900,013
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.01 par value, 30,000,000 shares authorized, none issued	—	—
Common Stock, $0.01 par value, 20,000,000 shares authorized, 8,650,046 and 9,048,603 outstanding on December 30, 2023 and December 31, 2022, respectively	87	90
Additional paid-in capital	165,060	200,748
Accumulated other comprehensive loss	—	(31,412)
Retained earnings	469,139	420,603
Total stockholders’ equity	634,286	590,029
Total liabilities and stockholders’ equity	$1,537,601	$1,490,042

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(18,124)	$31,986	$48,536	$296,176
Adjustments to reconcile net (loss) income to cash provided by operations:
Depreciation and amortization	8,285	7,661	32,043	27,613
Amortization of debt discount and issuance costs	330	330	1,319	1,153
Settlement of frozen defined benefit pension plan	30,440	—	30,440	—
Gains from sales of property	—	—	—	(144)
Amortization of deferred gains from real estate	(982)	(983)	(3,934)	(3,934)
Share-based compensation	2,580	3,588	12,055	9,617
Provision for deferred income taxes	6,639	6,228	7,756	5,289
Other income statement items	(909)	—	(909)	—
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	69,158	122,164	23,145	101,266
Inventories	20,724	68,280	140,875	20,759
Accounts payable	(43,818)	(60,005)	5,973	(31,808)
Taxes payable	9,584	(6,750)	9,584	(6,138)
Employer contributions due to the single-employer defined benefit pension plan	(6,900)	(11,198)	(6,900)	(11,876)
Other current assets	12,892	(11,195)	15,513	(11,635)
Other assets and liabilities	(14,038)	4,155	(9,211)	3,959
Net cash provided by operating activities	75,861	154,261	306,285	400,297

Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(63,767)	300	(63,767)
Proceeds from sales of assets and properties	166	316	357	964
Property and equipment investments	(8,582)	(16,807)	(27,520)	(35,886)
Net cash used in investing activities	(8,416)	(80,258)	(26,863)	(98,689)

Cash flows from financing activities:
Common stock repurchases	(12,814)	—	(42,135)	(66,427)
Repurchase of shares to satisfy employee tax withholdings	(122)	(746)	(5,279)	(10,534)
Principal payments on finance lease liabilities	(2,549)	(3,678)	(9,208)	(10,907)
Net cash used in financing activities	(15,485)	(4,424)	(56,622)	(87,868)
Net change in cash and cash equivalents	51,960	69,579	222,800	213,740
Cash and cash equivalents at beginning of period	469,783	229,364	298,943	85,203
Cash and cash equivalents at end of period	$521,743	$298,943	$521,743	$298,943

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(Unaudited)

The following table reconciles net income to Adjusted EBITDA:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
	(In thousands)
Net (loss) income	$(18,124)	$31,986	$48,536	$296,176
Adjustments:
Depreciation and amortization	8,285	7,661	32,043	27,613
Interest expense, net	4,171	9,280	23,746	42,272
Provision for income taxes	10,103	8,741	33,350	98,585
Share-based compensation expense	2,580	3,588	12,055	9,617
Amortization of deferred gains on real estate	(982)	(983)	(3,934)	(3,934)
Gains from sales of property(1)	—	—	—	(144)
Pension settlement and withdrawal costs(1)	31,034	—	32,817	—
Acquisition-related costs(1)(2)	186	1,022	278	1,255
Restructuring and other(1)(3)	(784)	1,804	3,913	6,302
Adjusted EBITDA	$36,469	$63,099	$182,804	$477,742

(1) Reflects non-recurring items of approximately $30.4 million in beneficial items to the current quarterly period and approximately $2.8 million in non-beneficial items to the prior quarterly period. For the current fiscal year period, reflects non-recurring, beneficial items of approximately $37.0 million and the prior fiscal year period reflects $7.4 million of non-recurring, beneficial items.

(2) Reflects primarily legal, professional, technology and other integration costs.

(3) Reflects costs related to our restructuring efforts, such as severance, net of other one-time non-operating items.

The following table reconciles basic (loss) earnings per share and diluted (loss) earnings per share to non-GAAP adjusted basic earnings per share and non-GAAP adjusted diluted earnings per share:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
	(In thousands, except per share amounts)
Net (loss) income	$(18,124)	$31,986	$48,536	$296,176
Adjustments:
Share-based compensation expense	2,580	3,588	12,055	9,617
Amortization of deferred gains on real estate	(982)	(983)	(3,934)	(3,934)
Gain from sales of property	—	—	—	(144)
Pension settlement and withdrawal costs(1)	31,034	—	32,817	—
Acquisition-related costs	186	1,022	278	1,255
Restructuring and other	(784)	1,804	3,913	6,302
Tax impacts of reconciling items above (1)	11,891	(1,168)	8,962	(3,274)
Adjusted net income (non-GAAP)	$25,801	$36,249	$102,627	$305,998

Basic (loss) earnings per share	$(2.08)	$3.53	$5.40	$31.75
Diluted (loss) earnings per share	$(2.08)	$3.50	$5.39	$31.51

Weighted average shares outstanding - Basic	8,704	9,036	8,987	9,328
Weighted average shares outstanding - Diluted	8,757	9,128	8,994	9,398

Adjusted basic EPS (non-GAAP)	$2.96	$4.01	$11.41	$32.80
Adjusted diluted EPS (non-GAAP)	$2.94	$3.97	$11.41	$32.55

(1) Tax impact calculated based on the effective tax rate for the respective fiscal quarterly periods and fiscal year periods presented. The fiscal quarter and fiscal year ended December 30, 2023 exclude the non-cash tax effects for the one-time charge for settlement of the frozen defined benefit pension plan.

The following table presents our Adjusted EBITDA margin (non-GAAP) as a percentage of net sales:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
	($ amounts in thousands)
Net sales	$712,529	$847,769	$3,136,381	$4,450,214
Adjusted EBITDA (non-GAAP)	36,469	63,099	182,804	477,742
Adjusted EBITDA margin (non-GAAP)	5.1%	7.4%	5.8%	10.7%

The following table presents our Net sales disaggregated by specialty products and structural products.

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
	($ amounts in thousands)
Net sales by product category
Specialty products	$486,561	$591,538	$2,184,240	$2,871,628
Structural products	225,968	256,231	952,141	1,578,586
Total net sales	$712,529	$847,769	$3,136,381	$4,450,214

Gross profit by product category
Specialty products	$94,466	$124,589	$420,794	$640,370
Structural products	23,963	26,560	106,223	192,614
Total gross profit	$118,429	$151,149	$527,017	$832,984

Gross margin % by product category
Specialty products	19.4%	21.1%	19.3%	22.3%
Structural products	10.6%	10.4%	11.2%	12.2%
Total gross margin %	16.6%	17.8%	16.8%	18.7%

The following table presents Net Debt, Net Debt excluding real property finance lease liabilities, Net Leverage Ratio, and Net Leverage Ratio excluding real property finance lease liabilities, for the fiscal year indicated:

	Fiscal Year Ended
	December 30, 2023	December 31, 2022
	($ amounts in thousands)
Long term debt (1)	$300,000	$300,000
Finance lease liabilities for equipment and vehicles	42,252	29,300
Finance lease liabilities for real property	243,174	243,775
Total debt	585,426	573,075
Less: available cash and cash equivalents	521,743	298,943
Net Debt (total debt and all finance leases, excluding cash)	$63,683	$274,132

Net Debt, excluding liabilities for finance leases for real property	$(179,491)	$30,357

Twelve-Month Trailing Adjusted EBITDA (non-GAAP, see above reconciliation)	$182,804	$477,742

Net Leverage Ratio	0.3x	0.6x
Net Leverage Ratio Excluding Real Property Finance Lease Liabilities	-1.0x	0.1x

(1) For the period ended December 30, 2023, our long-term debt is comprised of $300.0 million of senior-secured notes issued in October 2021. These notes are presented under the long-term debt caption of our balance sheet at $293.7 million which is net of their discount of $3.0 million and the combined carrying value of our debt issuance costs of $3.2 million. For the period ended December 31, 2022, our long-term debt presented in this table is the balance presented on our balance sheet of $292.4 million, which is net of their discount of $3.5 million and the combined carrying value of our debt issuance costs of $4.1 million. Our senior secured notes are presented in this table at their face value for the purposes of calculating our net leverage ratio.

The following table presents free cash flow:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
	(In thousands)
Net cash provided by operating activities	$75,861	$154,261	$306,285	$400,297
Less: property and equipment investments	(8,582)	(16,807)	(27,520)	(35,886)
Free cash flow	$67,279	$137,454	$278,765	$364,411

The following table presents the calculations for the incremental effects on earnings (loss) per share caused by our share buybacks that were made in fiscal 2023 and fiscal 2022:

	Fiscal Quarter Ended	Fiscal Year Ended
	December 30, 2023
	(In thousands, except per share amounts)

Weighted average shares outstanding - Basic	8,704	8,987
Effect of share buybacks in fiscal 2022	882	503
Effect of share buybacks in fiscal 2023	451	509
Weighted-average shares outstanding, with no buybacks (non-GAAP)	10,037	9,999

Dilutive effect of share-based awards	53	7
Weighted-average diluted shares, with no buybacks (non-GAAP)	10,090	10,006

Net (loss) income	$(18,124)	$48,536
Basic (loss) earnings per share	$(2.08)	$5.40
Diluted (loss) earnings per share	$(2.08)	$5.39

Basic (loss) earnings per share, with no buybacks (non-GAAP)	$(1.80)	$4.85
Diluted (loss) earnings per share, with no buybacks (non-GAAP)	$(1.80)	$4.85
Incremental EPS per share effect of share buybacks completed in fiscal 2023 and fiscal 2022 (non-GAAP)	$(0.28)	$0.54

Adjusted net income (non-GAAP)	$25,801	$102,627
Adjusted diluted earnings per share (non-GAAP)	$2.94	$11.41
Adjusted diluted earnings per share, with no buybacks (non-GAAP)	$2.56	$10.26
Incremental EPS per share effect of share buybacks completed in fiscal 2023 and fiscal 2022 (non-GAAP)	$0.38	$1.15